Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-212996, 333-215068 and 333-255415 on Form S-8 of our reports dated February 28, 2024, relating to the consolidated financial statements of First Hawaiian, Inc. and Subsidiary and the effectiveness of First Hawaiian, Inc. and Subsidiary’s internal control over financial reporting appearing in this annual report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

February 28, 2024